EXHIBIT 16.1

November 1, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

RE:  Mustang Alliances, Inc.

Ladies and Gentlemen:

We have read the statements of Mustang Alliances, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K/A (amendment no. 1) dated October 24, 2011 and agree with such statements as they pertain to our Firm.  We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very Truly yours,

/s/ Wolinetz, Lafazan
WOLINETZ, LAFAZAN & COMPANY, CPA’S, P.C.